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                      Consent of Independent Accountants



We consent to the incorporation by reference of our report dated May 12, 1998 on our audit of the Consolidated Balance Sheet, Consolidated Profit and Loss Account and related Consolidated Statement of Cash Flows, and Statement of Shareholders Equity and related schedules for each of the two years ended December 31, 1997 and 1996, which report is included in this Current Report on Form 8-K of Adaptive Solutions, Inc.



                                    Neuilly-sur-Seine, May 15, 1998


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                                        BARBIER FRINAULT & AUTRES
                                             ARTHUR ANDERSEN
                                         Jean-Francois Ladurelle